POWER OF ATTORNEY

Know all men by these presents that I, San W Orr, Jr., hereby make,

constitute and appoint Sherri L. Craker and Scott P. Doescher, and each of them, as my true and lawful attorneys-in-fact, on my behalf, and in my name,

place and stead, to execute any and all forms or documents which at any time are required to be filed by me with the Securities and Exchange Commission by reason of my position as an officer and/or a director of Wausau-Mosinee Paper

Corporation pursuant to the rules and regulations promulgated under Section 16 of the Securities Exchange Act of 1934. This power of attorney revokes and supersedes any power of attorney previously given by me for such purpose and shall remain in effect for such period of time as I have a reporting obligation pursuant to said Section 16 by reason of my position as an officer and/or a director of Wausau-Mosinee Paper Corporation unless revoked by me.

Dated: May 1, 2001                           By:  SAN W. ORR, JR.
                                                  San W. Orr, Jr.